Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137512 on Form S-8 of our report dated June 29, 2018, appearing in this Annual Report on Form 11-K of the Hill International, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2017.

/s/ Kreischer Miller
Kreischer Miller

Horsham, Pennsylvania
June 29, 2018